SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BERKSHIRE HATHAWAY INC.

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BERKSHIRE HATHAWAY INC.

3555 Farnam Street

Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2020

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the CHI Health Center, 455 North 10th Street, Omaha, Nebraska, on May 2, 2020 at 3:45 p.m. for the following purposes:

1.	To elect directors.

2.	To hold an advisory vote on executive compensation as disclosed in the materials.

3.	To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

4.	To act on a shareholder proposal if properly presented at the meeting.

5.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 4, 2020 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 3555 Farnam Street, Omaha, Nebraska, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

Prior to the formal annual meeting, the doors will open at the CHI Health Center at 7:00 a.m. and the movie will be shown at 8:30 a.m. At 9:15 a.m., the question and answer period will commence. The question and answer period will last until 3:30 p.m. (with a short break for lunch). After a recess, the formal Annual Meeting of Shareholders will convene at 3:45 p.m.

By order of the Board of Directors

MARC D. HAMBURG, Secretary

Omaha, Nebraska

March 13, 2020

A shareholder may request meeting credentials for admission to the meeting by completing and promptly returning to the Company the meeting credential order form accompanying this notice. Otherwise, meeting credentials may be obtained at the meeting by persons identifying themselves as shareholders as of the record date. For a record owner, possession of a proxy card will be adequate identification. For a beneficial-but-not-of-record owner, a copy of a broker’s statement showing shares held for his or her benefit on March 4, 2020 will be adequate identification.

BERKSHIRE HATHAWAY INC.

3555 Farnam Street

Omaha, Nebraska 68131

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 2, 2020

This statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Berkshire Hathaway Inc. (hereinafter “Berkshire” or “Corporation” or “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held on Saturday, May 2, 2020 at 3:45 p.m. and at any adjournment thereof. This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 13, 2020. If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date. Solicitation of proxies will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on March 4, 2020, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 699,123 shares of Class A Common Stock (hereinafter called “Class A Stock”) and 1,382,352,370 shares of Class B Common Stock (hereinafter called “Class B Stock”). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-ten-thousandth (1/10,000) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class on the matters described in this proxy statement. Only shareholders of record at the close of business on March 4, 2020 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation’s stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. However, pursuant to the Berkshire Hathaway Inc. Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” that director’s election, the nominee shall promptly offer his or her resignation to the Board. A committee consisting of the Board’s independent directors (which will specifically exclude any director who is required to offer his or her own resignation) shall consider all relevant factors and decide on behalf of the Board the action to be taken with respect to such offered resignation and will determine whether to accept the resignation or take other action. The Corporation will publicly disclose the Board’s decision with regard to any resignation offered under these circumstances with an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation.

A majority of votes properly cast upon any other question shall decide the question. Abstentions will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question. Accordingly, abstentions will have no effect on the election of directors and are the equivalent of an “against” vote on matters requiring a majority of votes properly cast to decide the question. Broker non-votes will not count for purposes of establishing a quorum or as votes cast for the election of directors or any other question and accordingly will have no effect. Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2020.

The Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2020 and the 2019 Annual Report to the Shareholders are available at www.berkshirehathaway.com/eproxy.

1.	ELECTION OF DIRECTORS

At the 2020 Annual Meeting of Shareholders, a Board of Directors consisting of 14 members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

The Governance, Compensation and Nominating Committee (“Governance Committee”) has established certain attributes that it seeks in identifying candidates for directors. In particular the Governance Committee looks for individuals who have very high integrity, business savvy, an owner-oriented attitude and a deep genuine interest in Berkshire. These are the same attributes that Warren Buffett, Berkshire’s Chairman and CEO, believes to be essential if one is to be an effective member of the Board of Directors. In considering candidates for director, the Governance Committee considers the entirety of each candidate’s credentials in the context of these attributes. In the judgment of the Governance Committee as well as that of the Board as a whole, each of the candidates being nominated for director possesses such attributes.

Upon the recommendation of the Governance Committee and Mr. Buffett, the Board of Directors has nominated for election 13 of the 14 current directors of the Corporation and Mr. Kenneth I. Chenault. Mr. William H. Gates III who has served as a director since 2004 will be retiring from the Board of Directors. Certain information with respect to nominees for election as directors follows:

WARREN E. BUFFETT, age 89, has been a director and the controlling shareholder of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett was a director of The Kraft Heinz Company until April 2018.

Additional Qualifications:

Warren Buffett brings to the Board his 50 years of experience as Chairman and Chief Executive Officer of the Corporation.

GREGORY E. ABEL, age 57, was elected a director of the Corporation and the Corporation’s Vice Chairman – Non Insurance Operations on January 9, 2018. Between 2008 and January 9, 2018, Mr. Abel served as the Chief Executive Officer of Berkshire Hathaway Energy Company (“BHE”), a 90.9% owned subsidiary of Berkshire. In 2011, Mr. Abel was elected as BHE’s Chairman and was elected its Executive Chairman on January 10, 2018. Mr. Abel also serves as a director of The Kraft Heinz Company and AEGIS Insurance Services Inc., a provider of property and liability insurance for the energy industry.

Additional Qualifications:

Gregory Abel brings to the Board his 27 years of experience in various positions at BHE, including serving as its CEO. He also brings to the Board his experience as a director of The Kraft Heinz Company.

HOWARD G. BUFFETT, age 65, has been a director of the Corporation since 1993. Mr. Buffett is currently Undersheriff of Macon County, Illinois and was its Sheriff between September 2017 and December 2018. Since 2013, Mr. Buffett has been the Chairman and Chief Executive Officer of the Howard G. Buffett Foundation, a charitable foundation that directs funding for humanitarian and conservation related issues. Between 1999 and 2013, he served as the President of the Howard G. Buffett Foundation. He was a director of The Coca-Cola Company until April 2017, Lindsay Corporation until January 2016 and Sloan Implement Company until May 2015.

Additional Qualifications:

Howard Buffett brings to the Board his experience as the owner of a small business, as a past senior executive of a public corporation, as a director of public corporations and as the Chairman and CEO of a large charitable foundation.

STEPHEN B. BURKE, age 61, has been a director of the Corporation since 2009. Mr. Burke is currently the Chairman of NBCUniversal. Mr. Burke was the Chief Executive Officer of NBCUniversal and Senior Executive Vice President of Comcast Corporation between January 2011 and December 2019. From 1998 until 2011, he was the Chief Operating Officer of Comcast Corporation. He is also a director of JPMorgan Chase & Co.

Additional Qualifications:

Stephen Burke brings to the Board his experience as a senior executive of a public corporation and his financial expertise as a director of a major banking institution.

KENNETH I. CHENAULT, age 68, has been nominated to fill a vacancy on the Board. Mr. Chenault has served as Chairman and a Managing Director of General Catalyst, a venture capital firm, since February 2018. Mr. Chenault previously served as Chief Executive Officer of American Express Company, a financial services company, from January 2001 to February 2018, and as Chairman of American Express Company from April 2001 to February 2018. Mr. Chenault joined American Express in 1981 as Director of Strategic Planning and served subsequently in a number of increasingly senior positions, including Vice Chairman and President and Chief Operating Officer, until his appointment as Chief Executive Officer. Mr. Chenault is currently a director of Facebook Inc. and also previously served on the boards of directors of International Business Machines Corporation from October 1998 to February 2019 and The Procter & Gamble Company from April 2008 to February 2019.

Additional Qualifications:

Kenneth Chenault brings to the Board his experience and financial expertise as a past chief executive officer of a large financial services public corporation and a director of other public corporations.

SUSAN L. DECKER, age 57, has been a director of the Corporation since 2007. Ms. Decker also serves on the boards of directors of Costco Wholesale Corporation, Vail Resorts, Inc., SurveyMonkey and Vox Media. She is CEO and Founder of Raftr, incorporated in 2018 as an authenticated private social network for university students and administrations. From June 2000 to April 2009, Ms. Decker held various executive management positions at Yahoo! Inc., a global Internet brand, including President (June 2007 to April 2009), head of the Advertiser and Publisher Group (December 2006 to June 2007) and Chief Financial Officer (June 2000 to June 2007). Before Yahoo!, Ms. Decker spent 14 years with Donaldson, Lufkin & Jenrette. She is a Chartered Financial Analyst and served on the Financial Accounting Standards Advisory Council for a four-year term, from 2000 to 2004.

Additional Qualifications:

Susan Decker brings to the Board her experience as a past senior executive of a public corporation and a director of public corporations and her financial expertise as a former equity securities analyst and a former member of the Financial Accounting Standards Advisory Council.

DAVID S. GOTTESMAN, age 93, has been a director of the Corporation since 2004. For more than the past five years, he has been a principal of First Manhattan Co., an investment advisory firm. Mr. Gottesman is Vice Chairman and a trustee of the American Museum of Natural History and a trustee of Mount Sinai Medical Center.

Additional Qualifications:

David Gottesman brings to the Board his experience and financial expertise as principal of a private investment manager.

CHARLOTTE GUYMAN, age 63, has been a director of the Corporation since 2003. Ms. Guyman is co-founder of BoardReady, a not-for-profit corporation whose mission is to catapult board diversification through data, experience and network strategies. Ms. Guyman is currently a strategic advisor to Cameoworks, a global retail and financial services advisory firm. She was a general manager with Microsoft Corporation until July 1999. She is a director of Space Needle LLC, Chihuly Garden and Glass and Pro.com. She was former Chairman of the Board of Directors of UW Medicine, an academic medical center.

Additional Qualifications:

Charlotte Guyman brings to the Board her experience as a past senior executive of a public corporation and her financial expertise as the former chairman of a major academic medical center.

AJIT JAIN, age 68, was elected a director of the Corporation and its Vice Chairman – Insurance Operations on January 9, 2018. Mr. Jain has been employed by the Berkshire Hathaway Insurance Group since 1986 and has been an Executive Vice President of National Indemnity Company, a wholly owned Berkshire subsidiary, since 1996.

Additional Qualifications:

Ajit Jain brings to the Board his 33 years of experience in managing Berkshire’s reinsurance operations, one of its most important businesses. During this period he has been responsible for overseeing the assessment and pricing of many of the largest and most complex risks ever insured and as a result generating billions of dollars of capital for deployment by the Corporation.

CHARLES T. MUNGER, age 96, has been a director and Vice Chairman of the Corporation’s Board of Directors since 1978. Between 1984 and 2011, he was Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80% owned by the Corporation during that period. He also served as President of Wesco Financial Corporation between 2005 and 2011. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation, a director of Costco Wholesale Corporation and Chairman of the Board of Trustees of Good Samaritan Hospital.

Additional Qualifications:

Charles Munger brings to the Board his 41 years of experience as Vice Chairman of the Corporation.

THOMAS S. MURPHY, age 94, has been a director of the Corporation since 2003. Mr. Murphy has been retired since 1996. He was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. from 1966 to 1990 and from February 1994 until his retirement in 1996. Mr. Murphy is Chairman Emeritus of the Board of Trustees of Save the Children and a trustee of NYU Langone Medical Center.

Additional Qualifications:

Thomas Murphy brings to the Board his experience and financial expertise as a past chief executive officer of a public corporation and as a past director of public corporations.

RONALD L. OLSON, age 78, has been a director of the Corporation since 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is a Trustee of Western Asset Trusts and a Trustee of California Institute of Technology. Mr. Olson was also a director of Graham Holdings Company until May 2017.

Additional Qualifications:

Ronald Olson brings to the Board his experience and expertise in legal issues and corporate governance as a partner of a law firm and as a director of public corporations.

WALTER SCOTT, JR., age 88, has been a director of the Corporation since 1988. For more than the past five years, he has been a director of Valmont Industries, Inc. Until 2014, Mr. Scott served as Chairman of the Board of Directors of Level 3 Communications, Inc., which engaged in telecommunications and computer outsourcing and was a successor to certain businesses of Peter Kiewit Sons’, Inc.

Additional Qualifications:

Walter Scott brings to the Board his experience and financial expertise as a past chief executive officer and as a director of both public and private corporations and as chairman of a major charitable foundation.

MERYL B. WITMER, age 58, has been a director of the Corporation since 2013. For more than the past five years, Ms. Witmer has been a managing member of the General Partner of Eagle Capital Partners, L.P., an investment partnership. From 1989 through the end of 2000, she was one of two General Partners at Buchanan Parker Asset Management which managed Emerald Partners L.P., an investment partnership. Ms. Witmer is a director of University of Virginia Investment Management Company.

Additional Qualifications:

Meryl Witmer brings to the Board her experience and financial expertise as a manager of an investment fund.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the 14 nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before the annual meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Directors’ Independence

The Governance Committee of the Board of Directors has concluded that the following directors and the director nominee are independent in accordance with the director independence standards of the Securities and Exchange Commission pursuant to Item 407(a) of Regulation S-K, and has determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Stephen B. Burke; Susan L. Decker; William H. Gates III; David S. Gottesman; Charlotte Guyman; Thomas S. Murphy; Walter Scott, Jr.; Meryl B. Witmer; and Kenneth I. Chenault.

In making its determination with respect to Mr. Scott, the Governance Committee considered his role as a director of and the holder (along with family members and related entities) of approximately 8% of the voting stock of Berkshire Hathaway Energy Company (“BHE”) in which the Corporation owns approximately 91% of the voting stock. The Governance Committee also considered the agreement between the Corporation and Mr. Scott that requires Mr. Scott and his related family interests, before selling their BHE shares, to give the Corporation the right of first refusal to purchase their shares (if the Corporation is legally permitted to buy them) or the opportunity to assign its right to purchase to a third party (if it is not legally permitted to buy them). That same agreement also gives Mr. Scott and his related family interests the right to put their shares to the Corporation (if the Corporation is legally permitted to buy them) at fair market value to be determined by independent appraisal if the sellers do not agree with the price offered by the Corporation, and payable in Berkshire shares. The Governance Committee considered these relationships in light of the attributes it believes need to be possessed by independent-minded directors, including personal financial substance and a lack of economic dependence on the Corporation, as well as business wisdom and ownership of Berkshire shares. The Governance Committee concluded that Mr. Scott’s relationships, rather than interfering with his ability to be independent from management, are consistent with the business and financial substance that have made and continue to make him an independent director.

Mr. Abel, a director of and the holder of approximately 1% of the voting stock of BHE, also has an agreement with Berkshire with terms similar to the terms of the agreement with Mr. Scott. The major difference between the agreement with Mr. Scott and the agreement with Mr. Abel is that Mr. Abel can also put his shares to BHE (“BHE Put”) and BHE can call Mr. Abel’s shares (“BHE Call”). The purchase price under either a BHE Put or BHE Call shall be payable in cash and determined in the same manner as the purchase price under Mr. Scott’s agreement.

In making its determination with respect to Mr. Gates, the Governance Committee considered that Mr. Gates and his wife are trustees of the Bill & Melinda Gates Foundation (“Gates Foundation”) that since 2006 has received donations from Warren Buffett of 256,162,105 Class B shares of the Corporation. These shares were received in connection with Mr. Buffett’s pledge to donate Class B Stock to the Gates Foundation over the remainder of Mr. Buffett’s life. Terms of his pledge are described on Berkshire’s website at www.berkshirehathaway.com under the heading “Letters from Warren E. Buffett Regarding Pledges to Make Gifts of Berkshire Stock.” The Governance Committee considered these relationships in light of the attributes it believes need to be possessed by independent-minded directors, including personal financial substance and a lack of economic dependence on the Corporation, as well as business wisdom and ownership of Berkshire shares. The Governance Committee concluded that Mr. Gates’s relationship to the Gates Foundation had no impact on his independence and that he qualifies as an independent director.

Howard G. Buffett is the son of Warren Buffett. Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Corporation and its subsidiaries in 2019 and has been rendering services in 2020. The Corporation and its subsidiaries paid fees of $6.1 million to Munger, Tolles & Olson LLP during 2019.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Warren E. Buffett is Berkshire’s Chief Executive Officer and Chairman of the Board of Directors. He is Berkshire’s largest shareholder and owns shares of Berkshire that represent approximately 30.9% of the voting interest and 16.0% of the economic interest. As such he may be deemed to be Berkshire’s controlling shareholder. It is Mr. Buffett’s opinion that a controlling shareholder who is active in the business, as is currently the case and has been the case for Mr. Buffett for over 50 years, should hold both roles. This opinion is shared by Berkshire’s Board of Directors. The Board of Directors has not named a lead independent director.

Mr. Buffett and the other members of the Board of Directors extensively discuss succession planning at each meeting of the Board. Upon his death or inability to manage Berkshire, no member of the Buffett family will be involved in managing Berkshire but, as very substantial Berkshire shareholders, the Buffett family will assist the Board of Directors in picking and overseeing the CEO selected to succeed Mr. Buffett. At that time, Mr. Buffett believes it would be prudent to have a member of the Buffett family serve as the non-executive Chairman of the Board. Ultimately, however, that decision will be the responsibility of the then Board of Directors.

The full Board of Directors has responsibility for general oversight of risks. It receives reports from Mr. Buffett and other members of senior management at least twice a year on areas of risk facing the Corporation. In addition, as part of its charter, the Audit Committee discusses Berkshire’s policies with respect to risk assessment and risk management.

Board of Directors’ Meetings

Board of Directors’ actions were taken in 2019 at the Annual Meeting of Directors that followed the 2019 Annual Meeting of Shareholders and at two special meetings and upon one occasion by directors’ unanimous written consent. Each then current director attended all meetings of the Board and of the Committees of the Board on which he or she served except that Mr. Olson did not attend one special meeting of the Board of Directors. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders. All then current directors of the Corporation attended the 2019 Annual Meeting of Shareholders.

Meetings of Non-Management and Independent Directors

Two meetings of non-management directors were held during 2019. Mr. Ronald L. Olson presided as ad hoc chair of the meetings. In addition, following one of the meetings of non-management directors, a meeting of directors determined to be independent was held. Mr. Walter Scott, Jr. presided as ad hoc chair of that meeting. A shareholder or other interested party wishing to contact the non-management directors or independent directors, as applicable, should send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation that the enclosed letter is to be forwarded to the Corporation’s non-management directors or independent directors, as applicable.

Board of Directors’ Committees

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. During 2019, the Audit Committee consisted of Susan L. Decker, Charlotte Guyman, Thomas S. Murphy and Meryl B. Witmer. The Board of Directors has determined that Mr. Murphy and Ms. Decker are each an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. The Audit Committee assists the Board with oversight of a) the integrity of the Corporation’s financial statements, b) the Corporation’s compliance with legal and regulatory requirements and c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, Director of Internal Auditing and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit. The Audit Committee held five meetings during 2019. The Board of Directors adopted an Audit Committee Charter on April 29, 2000, which was subsequently amended and restated on March 2, 2004. The amended Audit Committee Charter is available on Berkshire’s website at www.berkshirehathaway.com.

The Board of Directors has established a Governance Committee and adopted a Charter to define and outline the responsibilities of its members. A copy of the Governance Committee’s Charter is available on Berkshire’s website at www.berkshirehathaway.com. The Governance Committee consists of Susan L. Decker, David S. Gottesman, Walter Scott, Jr. and Meryl B. Witmer, all of whom are independent directors in accordance with the New York Stock Exchange director independence standards.

The role of the Governance Committee is to assist the Board of Directors by a) recommending governance guidelines applicable to Berkshire; b) identifying, evaluating and recommending the nomination of Board members; c) setting the compensation of Berkshire’s Chief Executive Officer and performing other compensation oversight; and d) assisting the Board with other related tasks, as assigned from time to time. The Governance Committee met twice during 2019.

Director Nominations

Berkshire does not have a policy regarding the consideration of diversity in identifying nominees for director. In identifying director nominees, the Governance Committee does not seek diversity, however defined. Instead, as previously discussed, the Governance Committee looks for individuals who have very high integrity, business savvy, an owner-oriented attitude and a deep genuine interest in the Company. As previously indicated, Mr. Gates will be retiring from the Board. With respect to the selection of director nominees at the 2020 Annual Meeting of Shareholders, the Governance Committee recommends the Board nominate the other 13 directors currently serving on the Board as well as Mr. Chenault.

Berkshire’s Governance Committee has a policy under which it will consider recommendations presented by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The Secretary must receive the recommendation by December 15, 2020, for it to be considered by the Committee for the 2021 Annual Meeting of Shareholders. The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for nomination to the Board of Directors must meet the director independence standards of the New York Stock Exchange. The Governance Committee’s policy provides that candidates recommended by shareholders will be evaluated using the same criteria as are applied to all other candidates.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics for all Berkshire directors, officers and employees as well as directors, officers and employees of each of its subsidiaries. The Code of Business Conduct and Ethics is available on Berkshire’s website at www.berkshirehathaway.com.

Related Persons Transactions

The Charter of the Audit Committee requires that the Audit Committee approve or ratify any Related Persons Transaction (“Transaction”) as defined in the regulations of the Securities and Exchange Commission. The Audit Committee has established procedures that require that all requests for approval of proposed Transactions or ratification of Transactions be referred to the Chairman of the Audit Committee or directly to the full committee. The full committee reviews any Transaction which the Chairman concludes is material to the Company or which the Chairman is unable to review. Only Transactions which the Audit Committee or its Chairman finds to be in the best interests of Berkshire and its stockholders are approved or ratified. The Chairman reports all Transactions which he reviews to the Audit Committee annually for ratification.

On February 21, 2019, Berkshire Hathaway Energy (“BHE”) repurchased 447,712 shares of its common stock from certain family interests of Mr. Scott for an aggregate cost of $293 million. The per share purchase price was based on a price deemed to represent fair market value and agreed upon by Berkshire, Mr. Abel and Mr. Scott and approved by the Audit Committee.

On February 11, 2020, the Audit Committee reviewed the terms of proposed sales to BHE (expected to occur prior to March 31, 2020) of a yet to be determined number of shares of its common stock by family interests of Mr. Scott for aggregate consideration of between $150 million and $175 million. The Audit Committee approved the terms of the proposed sales including the BHE per share fair market value. Subsequently, on March 5, 2020, BHE repurchased 180,358 shares of its common stock from certain family interests of Mr. Scott for an aggregate cost of approximately $126 million. Berkshire is not aware of any other Transaction entered into since January 1, 2019 that is required to be disclosed under Item 404(a) of Regulation S-K.

Governance, Compensation and Nominating Committee Interlocks and Insider Participation

The Governance Committee of our Board of Directors currently consists of Walter Scott, Jr., David S. Gottesman, Susan L. Decker and Meryl B. Witmer. None of these individuals has at any time been an officer or employee of the Company. During 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors served as an executive officer.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to promote effective governance of the Corporation. The Corporate Governance Guidelines are available on Berkshire’s website at www.berkshirehathaway.com.

Security Ownership of Certain Beneficial Owners

Warren E. Buffett, whose address is 3555 Farnam Street, Omaha, NE 68131, is a nominee for director and the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s Class A Stock. Blackrock Inc. whose address is 55 East 52nd Street, New York, NY 10022, reported on a Form 13-G filed with the Securities and Exchange Commission (“SEC”) on February 5, 2020 it was the beneficial owner of 110,099,126 shares of Class B Stock. Such shares represent approximately 8.0% of the outstanding shares of Class B Stock. The Vanguard Group, whose address is 100 Vanguard Boulevard, Malvern, PA 19355, reported on a Form 13-G filed with the SEC on February 12, 2020 it was the beneficial owner of 141,940,020 shares of Class B Stock. Such shares represent 10.3% of the outstanding shares of Class B Stock. State Street Corporation, whose address is One Lincoln Street, Boston, MA 02111, reported on a Form 13-G filed with the SEC on February 13, 2020 it was the beneficial owner of 78,294,603 shares of Class B Stock. Such shares represent 5.7% of the outstanding shares of Class B Stock.

Security Ownership of Directors and Executive Officers

Beneficial ownership of the Corporation’s Class A and Class B Stock on March 4, 2020 by the executive officers and directors of the Corporation who own shares is shown in the following table:

Name	Title of Class of Stock	Shares Beneficially Owned (1)		Percentage of Outstanding Stock of Respective Class (1)	Percentage of Aggregate Voting Power of Class A and Class B (1)		Percentage of Aggregate Economic Interest of Class A and Class B (1)
Warren E. Buffett	Class A	259,382		37.1
	Class B	9,533		*	31.0	(2)	16.0
Gregory E. Abel	Class A	5	(3)	*
	Class B	2,363	(3)	*	*		*
Howard G. Buffett	Class A	869	(4)	0.1
	Class B	2,450		*	0.1		0.1
Stephen B. Burke	Class A	28		*
	Class B	—		*	*		*
Susan L. Decker	Class A	—		*
	Class B	3,125		*	*		*
William H. Gates III	Class A	4,350	(5)	0.6
	Class B	48,219,925	(5)	3.5	1.1		2.3
David S. Gottesman	Class A	17,911	(6)	2.6
	Class B	2,278,079	(6)	0.2	2.2		1.2
Charlotte Guyman	Class A	100		*
	Class B	—		*	*		*
Ajit Jain	Class A	317	(7)	*
	Class B	198,542	(7)	*	*		*
Charles T. Munger	Class A	4,538		0.6
	Class B	750		*	0.5		0.3
Thomas S. Murphy	Class A	695		0.1
	Class B	1,489		*	0.1		*
Ronald L. Olson	Class A	145	(8)	*
	Class B	21,332	(8)	*	*		*
Walter Scott, Jr.	Class A	105		*
	Class B	—		*	*		*
Meryl B. Witmer	Class A	3	(9)	*
	Class B	1,000		*	*		*
Directors and executive	Class A	288,488		41.3
officers as a group	Class B	50,738,588		3.7	35.1		19.9
*	less than 0.1%

(1)

Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Each share of Class A Stock is convertible into 1,500 shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 1,500 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 4, 2020 and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2)

Mr. Buffett has entered into a voting agreement with Berkshire providing that, should the combined voting power of Berkshire shares as to which Mr. Buffett has or shares voting and investment power exceed 49.9% of Berkshire’s total voting power, he will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(3)

Includes 5 Class A shares held by a trust for which Mr. Abel is a trustee but with respect to which he disclaims any beneficial interest and 2,363 Class B shares held by Mr. Abel as custodian for members of his family but with respect to which he disclaims any beneficial interest.

(4)	Includes 859 Class A shares held by a private foundation for which Mr. Buffett possesses voting and investment power but with respect to which he disclaims any beneficial interest.

(5)

Includes 4,050 Class A shares held by a single-member limited liability company of which Mr. Gates is the sole member and 48,219,925 Class B shares owned by the Bill & Melinda Gates Foundation Trust of which Mr. Gates and his wife are co-trustees but with respect to which Mr. and Mrs. Gates disclaim any beneficial interest.

(6)

Includes 9,472 Class A shares and 2,272,507 Class B shares as to which Mr. Gottesman or his wife has shared voting power and 5,144 Class A shares and 2,122,899 Class B shares as to which Mr. Gottesman or his wife has shared investment power. Mr. Gottesman has a pecuniary interest in 6,402 Class A shares and 895 Class B shares included herein.

(7)

Includes 145 Class A shares and 150 Class B shares owned by Mr. Jain’s wife. Also includes 27 Class A shares owned by Trusts for the benefit of Mr. Jain’s children and 197,695 Class B shares owned by a private foundation for which Mr. Jain possesses voting and investment power but with respect to which he disclaims any beneficial interest.

(8)	Includes 29 Class A shares and 1,297 Class B shares held by a trust for which Mr. Olson is a trustee but with respect to which Mr. Olson disclaims any beneficial interest.

(9)	Does not include 2 Class A shares owned by Ms. Witmer’s husband and 2 Class A shares owned by her two children.

Director Compensation

Directors of the Corporation or its subsidiaries who are employees or spouses of employees do not receive fees for attendance at directors’ meetings. A director who is not an employee or a spouse of an employee receives a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the Audit Committee receives a fee of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders. The Company does not provide directors and officers liability insurance to its directors.

The following table provides compensation information for the year ended December 31, 2019 for each non-management member of the Corporation’s Board of Directors.

	Fees Earned or Paid in Cash	Total

Howard G. Buffett	$2,700	$2,700
Stephen B. Burke	2,700	2,700
Susan L. Decker	6,700	6,700
William H. Gates III	2,700	2,700
David S. Gottesman	1,500	1,500
Charlotte Guyman	6,700	6,700
Thomas S. Murphy	6,700	6,700
Ronald L. Olson	1,800	1,800
Walter Scott, Jr.	2,700	2,700
Meryl B. Witmer	6,700	6,700

Compensation Discussion and Analysis

Berkshire’s program regarding compensation of its executive officers is different from most public company programs. Mr. Buffett’s and Mr. Munger’s compensation is reviewed annually by the Governance Committee of the Corporation’s Board of Directors. Due to Mr. Buffett’s and Mr. Munger’s desire that their compensation remain unchanged, the Committee has not proposed an increase in Mr. Buffett’s or Mr. Munger’s compensation since the Committee was created in 2004. Prior to that time, Mr. Buffett recommended to the Board of Directors the amount of his compensation and Mr. Munger’s. Mr. Buffett’s annual compensation and Mr. Munger’s annual compensation have been $100,000 for more than 25 years and Mr. Buffett has advised the Committee that he would not expect or desire such compensation to increase in the future.

The Committee has established a policy that neither the profitability of Berkshire nor the market value of its stock are to be considered in the compensation of any executive officer. Under the Committee’s compensation policy, Berkshire does not grant stock options to executive officers. The Committee has delegated to Mr. Buffett the responsibility for setting the compensation of Mr. Abel, Vice Chairman-Non Insurance Operations, Mr. Jain, Vice Chairman-Insurance Operations and Marc Hamburg, Berkshire’s Senior Vice President/Chief Financial Officer and Secretary.

Mr. Buffett will on occasion utilize Berkshire personnel and/or have Berkshire pay for minor items such as postage or phone calls that are personal. Mr. Buffett reimburses Berkshire for these costs by making an annual payment to Berkshire in an amount that is equal to or greater than the costs that Berkshire has incurred on his behalf. During 2019, Mr. Buffett reimbursed Berkshire $50,000. Berkshire provides personal and home security services for Mr. Buffett. The cost for these services was $274,773 in 2019. Berkshire’s Board of Directors believe that in light of Mr. Buffett’s critical role as Berkshire’s CEO and given that Mr. Buffett spends a significant amount of his time while at home on Berkshire business matters that such costs represent bona fide business expenses. None of Berkshire’s named executive officers use Company cars or belong to clubs to which the Company pays dues. It should also be noted that neither Mr. Buffett nor Mr. Munger utilize corporate-owned aircraft for personal use. Each of them is personally a fractional NetJets owner, paying standard rates, and they use Berkshire-owned aircraft for business purposes only.

Factors considered by Mr. Buffett in setting the compensation for Mr. Abel, Mr. Jain and Mr. Hamburg are typically subjective, such as his perception of each of their performance and any changes in functional responsibility. Prior to the appointments of Mr. Abel and Mr. Jain as Berkshire Vice Chairmen in 2018, Mr. Buffett set the compensation for each of the CEOs of Berkshire’s significant operating businesses. He utilized many different incentive arrangements, with their terms dependent on such elements as the economic potential or capital intensity of the business. The incentives could be large and were always tied to the operating results for which the CEO had authority. These incentives were related to measures over which the CEO has control. Mr. Buffett continues to set the compensation for Mr. Abel and Mr Jain. However, since 2018, it has been the responsibility of Mr. Jain to set the compensation for the CEOs of Berkshire’s insurance businesses and the responsibility of Mr. Abel to set the compensation for the CEOs of Berkshire’s other businesses. Mr. Jain and Mr. Abel use the same general criteria as had been used by Mr. Buffett.

The following table discloses the compensation received for the three years ended December 31, 2019 by the Corporation’s Chief Executive Officer, its other executive officers and its Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			All Other Compensation		Total Compensation
		Salary	Bonus
Warren E. Buffett	2019	$100,000	$—		$274,773	(2)	$374,773
Chief Executive Officer/	2018	100,000	—		288,968	(2)	388,968
Chairman	2017	100,000	—		375,776	(2)	475,776

Charles T. Munger	2019	100,000	—		—		100,000
Vice Chairman of the Board	2018	100,000	—		—		100,000
	2017	100,000	—		—		100,000

Gregory E. Abel(1)	2019	16,000,000	3,000,000	(3)	14,000	(5)	19,014,000
Vice Chairman-Non Insurance Operations	2018	16,000,000	2,000,000	(3)	13,750	(5)	18,013,750

Ajit Jain(1)	2019	16,000,000	3,000,000	(3)	14,000	(5)	19,014,000
Vice Chairman-Insurance Operations	2018	16,000,000	2,000,000	(3)	13,750	(5)	18,013,750

Marc D. Hamburg	2019	3,062,500	—		14,000	(5)	3,076,500
Senior Vice President/CFO	2018	2,250,000	—		13,750	(5)	2,263,750
	2017	1,775,000	500,000	(4)	13,500	(5)	2,288,500

(1)	Mr. Abel and Mr. Jain were named Berkshire executive officers on January 9, 2018.

(2)

Represents the costs of personal and home security services provided for Mr. Buffett and paid by Berkshire. The costs of personal and home security is being reported as all other compensation as required by SEC Release No. 33872A.

(3)	Discretionary bonus authorized by Mr. Buffett.

(4)	Bonus paid in recognition of work performed in connection with a business acquisition.

(5)	Represents contributions to subsidiary defined contribution plans.

Governance, Compensation and Nominating Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2020 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on the review and discussion referred to on page 8, we recommend that the Compensation Discussion and Analysis be included in the Company’s Proxy.

Submitted by the members of the Governance, Compensation and Nominating Committee of the Board of Directors.

Walter Scott, Jr., Chairman	David S. Gottesman
Susan L. Decker	Meryl B. Witmer

CEO Pay Ratio

As mandated by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and required under Item 402(u) of Regulation S-K (“Item 402(u)”), we are disclosing the median of the annual total compensation of all employees of Berkshire and its subsidiaries other than Berkshire’s CEO and the annual total compensation of Berkshire’s CEO, Warren E. Buffett. In preparing this disclosure, Berkshire considered the fact that on September 21, 2017, the Securities & Exchange Commission (“SEC”) issued interpretive guidance to assist registrants in complying with the SEC’s Pay Ratio reporting requirements. Among other things, the SEC’s guidance addressed the use of reasonable estimates, assumptions and methodologies.

Berkshire also considered that Mr. Buffett’s annual compensation has been $100,000 for more than the past 25 years and that Mr. Buffett receives no bonus or any form of equity based compensation. Additionally, Berkshire has over 60 separate operating groups, many of whom have multiple separate operating groups. Accordingly, the identification of the median employee’s annual total compensation of the 391,500 Berkshire subsidiary employees is a significant task.

In light of the fact that Mr. Buffett’s total compensation is far less than almost all public company CEOs, Berkshire believed that the cost/benefit of complying precisely with the requirements of Item 402(u) would provide little, if any, useful information to its shareholders. Therefore, Berkshire used a judgmental sample representing approximately 2/3 of the total employees of Berkshire and its subsidiaries to determine the median employee’s compensation.

The median employee was originally determined as of December 31, 2017 using 2017 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees included in the sample. The median employee determination included all employees within the sample group who were employed at December 31, 2017. The annual total compensation for the median employee was calculated using the same methodology for calculating the total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K.

Instruction 2 to Item 402(u) of Regulation S-K states that a registrant is required to identify its median employee once every three years provided that during the last completed year there has been no change in a registrant’s employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change to its pay ratio disclosure. Berkshire does not believe that there have been any changes in its employee population or employee compensation arrangements that would result in a significant change in its pay ratio disclosure.

Accordingly, Berkshire intended to use the same employee identified in 2017 for its 2019 pay ratio calculation. However, that employee was no longer employed on a full-time basis by Berkshire at December 31, 2019. Therefore, as permitted by Instruction 2 to Item 402(u) of Regulation S-K, Berkshire is using another employee whose compensation was substantially similar to that of the original median employee.

Based on the information obtained as described in the preceding paragraphs, the ratio of Mr. Buffett’s annual total compensation ($374,773) to the annual total compensation of the median employee in 2019 ($65,740) was 5.70 to 1.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by the regulations of the Securities Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, and written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Corporation believes that during 2019 all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with except as follows. On February 14, 2020, Mr. Warren Buffett filed a Form 5 regarding the conversion on October 11, 2019 of 12 shares of Berkshire Class A Stock into 18,000 shares of Berkshire Class B Stock. The Class B shares were used by Mr. Buffett to make charitable donations. A Form 4 should have been filed within two business days of the conversion.

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Corporation’s principal independent public accountants for 2019. Representatives from that firm will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Corporation has not selected independent public accountants for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year. The following table shows the fees paid or accrued for audit services and fees paid for audit-related, tax and all other services rendered by Deloitte for each of the last two years (in millions):

	2019	2018
Audit Fees (a)	$46.7	$45.3
Audit-Related Fees (b)	1.9	2.2
Tax Fees (c)	0.4	0.4

	$49.0	$47.9

(a)

Audit fees include fees for the audit of the Corporation’s consolidated financial statements and interim reviews of the Corporation’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Corporation’s insurance subsidiaries and certain of its non-insurance subsidiaries and comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)

Audit-related fees primarily include fees for certain audits of subsidiaries not required for purposes of Deloitte’s audit of the Corporation’s consolidated financial statements or for any other statutory or regulatory requirements, audits of certain subsidiary employee benefit plans and consultations on various accounting and reporting matters.

(c)

Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance, tax return preparation and tax audits.

The Audit Committee has considered whether the non-audit services provided to the Company by Deloitte impaired the independence of Deloitte and concluded that they did not.

All of the services performed by Deloitte were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee on May 5, 2003. The policy provides guidelines for audit, audit-related, tax and other non-audit services that may be provided by Deloitte to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Deloitte’s independence is not impaired; (b) describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, requests to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the Company’s independent auditor and its Chief Financial Officer. All requests for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Company’s Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Report of the Audit Committee

February 20, 2020

To the Board of Directors of Berkshire Hathaway Inc.

We have reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

We have also discussed with Deloitte & Touche LLP the matters required by the Public Company Accounting Oversight Board (“PCAOB”) to be discussed, as adopted in Auditing Standard No. 16 (Communications with Audit Committees). We have received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and have discussed with Deloitte & Touche LLP its independence from the Corporation.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.

Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, we recommend to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2019 in the Corporation’s Annual Report on Form 10-K.

Submitted by the members of the Audit Committee of the Board of Directors.

Thomas S. Murphy, Chairman	Charlotte Guyman
Susan L. Decker	Meryl B. Witmer

Communications with the Board of Directors

Shareholders and other interested parties who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the Company’s 2017 Annual Meeting of Shareholders, 99.4% of the votes cast on the advisory vote on the executive compensation proposal were in favor of our executive compensation policies. The Board of Directors and Governance Committee reviewed these results and determined that, given the significant level of support, no changes to our executive compensation policies were necessary at that time. In addition, at the Company’s 2017 Annual Meeting of Shareholders, 77.7% of the votes cast were in favor of holding an advisory vote on executive compensation every three years. The Governance Committee reviewed these results and determined that the Company’s shareholders should vote on a say-on-pay proposal every three years. Accordingly, a say-on-pay vote is being taken at this year’s Annual Meeting of Shareholders.

Resolved, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, in the Company’s 2020 Annual Meeting Proxy Statement.

This is an advisory vote, and is not binding on the Company. The Board and the Governance, Compensation and Nominating Committee, which is comprised of independent directors, expect to take into account the outcome of this vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Shareholders are encouraged to read the Company’s disclosure pursuant to Item 402, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure, in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the resolution approving the Company’s executive compensation. Proxies given without instructions will be voted FOR approval of this resolution.

3.	ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, in addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, requires that the Company not less frequently than every six years provide shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. The last such vote occurred at the 2017 Annual Meeting of Shareholders.

The Board continues to believe that a frequency of “every three years” for the advisory vote on executive compensation is the most appropriate choice for conducting and responding to a “say-on-pay” vote for the Company. Shareholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Communications with the Board of Directors” in this proxy statement for information about communicating with the Board.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

Shareholders are being asked to vote on the following resolution:

Resolved, that the shareholders of the Company determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement is:

Choice 1 – every year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

Although this advisory vote on the frequency of the “say-on-pay” vote is non-binding, the Board and the Governance Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you vote for “Choice 3 – every three years” for future advisory votes on executive compensation, and proxies given without instruction will be so voted.

4.	SHAREHOLDER PROPOSAL

The boards of trustees of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Pension Fund (the “Systems”) in the aggregate own 3,461,795 shares of Class B Common Stock. The Systems have authorized the Comptroller of the City of New York as a trustee of each of the aforementioned retirement funds to present for action at the meeting the following proposal.

Resolved: Shareholders request that the Board of Directors of Berkshire Hathaway Inc. (“Berkshire”) adopt a policy for improving board and top management diversity (the “Policy”) requiring that the initial lists of candidates from which new management-supported director nominees and chief executive officers (“CEOs”) recruited from outside the company are chosen by the board or relevant committee (each, an “Initial List”) should include qualified female and racially/ethnically diverse candidates. The Policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.

Supporting Statement

Berkshire appears to have no people of color among its directors and CEO.

A growing body of empirical research indicates a significant positive relationship between firm value and the percentage of women and minorities in leadership. A 2012 Credit Suisse Research Institute study found that companies with one or more women directors delivered higher average returns on equity, better average growth and higher price/book value multiples.1 A 2015 McKinsey study found that corporate leadership in the top quartile for racial and ethnic diversity were 35 percent more likely to have financial returns above their national industry median.2

Adopting a policy that requires consideration of women and minority candidates for every open director seat and external CEO search would assist the board in developing a diverse board and executive team. According to a 2016 Harvard Business Review study, including more than one woman or member of a racial minority in a finalist pool helps combat unconscious bias among interviewers and increases the likelihood of a diverse hire.3 We believe that all of our portfolio companies should have a robust diversity search policy in place to institutionalize the board’s commitment to achieving and maintaining racial and gender diversity over the long term, including beyond the terms of the incumbent directors and CEO.

The proposed rule resembles the Rooney Rule in the National Football League (NFL), which requires teams to interview minority candidates for head coaching and senior football operations openings and was recently expanded to include general manager jobs and equivalent front office positions. It does not dictate who should be hired, but instead widens the talent pool and requires a diverse set of candidates for consideration. While corporate boards may face differing circumstances, it is difficult to ignore the positive impact of the Rooney Rule on diversity. In the twelve years before the Rule was implemented, the NFL had four minority head coaches and one minority general manager. Twelve years after, the NFL had sixteen minority head coaches and eight minority general managers.4

The Policy described in this Proposal would apply to only those CEO searches that consider candidates from outside Berkshire. We do not intend for the Policy to be a substitute for robust internal succession planning, and we encourage Berkshire to maintain and disclose a process for fostering a diverse talent pipeline for executive management.

We urge shareholders to vote for this Proposal.

[1]	https://www.credit-suisse.com/articles/news-and-expertise/2012/07/en/does-gender-diversity-improve-performance.html
[2]	http://www.diversitas.co.nz/Portals/25/Docs/Diversity%20Matters.pdf
[3]	https://hbr.org/2016/04/if-there-only-your-candidiate-pool-theres-statisticallu-no-chance-shell-be-hired
[4]	https://www.sec.gov/comments/s7-06-16/s70616-293.pdf

THE BOARD OF DIRECTORS UNANIMOUSLY FAVORS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

Berkshire’s Board recommends a “no” vote on this resolution. Even so, there are important issues raised by the proposal and we welcome the opportunity to discuss these.

Berkshire has, for decades, forcefully stated its views about the selection of directors – doing so in interviews, at annual meetings, and in the annual letters of our Chairman. As a reminder, here is a summation of our opinions.

Berkshire, like almost all public companies, considers integrity to be an essential for any board candidate. Equally important, we seek business savvy, an owner-responsive mindset and a deep personal interest in Berkshire.

Because we want to avoid candidates who may be motivated by the monetary rewards related to their service as directors, we pay our Board members only a token amount. In contrast, many companies pay their directors three to five times the median annual income of American families, even though these board members are typically asked to work no more than a dozen or so days each year.

In furthering the interest of Berkshire’s owners, our directors encourage behavior by managers that leads to delighted customers, fair employment practices and regard for both community and national concerns. What shareholder would wish for anything different?

Since 2006, Berkshire shareholders have elected five new directors. Two male managers (of whom one is ethnically diverse) were promoted to Vice Chairmen of Berkshire and added to the Board in 2018. In 2007 and 2013, two talented and qualified women became directors, and in 2009, an equally qualified male joined the Board.

All five of the directors just described possess the four qualities we seek. Each was selected without regard to gender or race/ethnicity. For anyone to suggest otherwise would be both wrong and demeaning.

A number of our directors, including Berkshire’s Chairman, are very senior citizens and our Board has recognized the need for new directors who meet our standards. Throughout 2019, members of the Governance Committee discussed 23 possible candidates with the other members of the Board.

Ken Chenault emerged as a standout and unanimous choice. For many years, Ken was a hugely successful CEO of American Express, now 18.7% owned by Berkshire. In effect, we have had a front-row seat in observing his talents and character. He has recently arranged his activities in a manner allowing him to participate as a director of Berkshire. Over the next few years, we expect an additional nomination or two to come from the assembled list or from names added to it.

In respect to the CEO position, the Board’s policy is to favor inside candidates and long tenure. So we will look for integrity, outstanding business ability and a career-long commitment to Berkshire. It’s likely that changes will be very few and we welcome all races/ethnicities and genders to the pool of qualified candidates. To date, no consultants have been involved in the selection of board members or in compensation matters and their use is not anticipated.

Berkshire’s Board hopes you will vote “no” on this resolution, thereby indicating you agree with our long-standing criteria for selecting directors. In return, we promise you that all board and CEO candidates will be judged by high standards. After all, your savings will be in their hands.

Proxies given without instruction will be voted AGAINST this shareholder proposal.

5.	OTHER MATTERS

As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice other than the approval of the minutes of the last Annual Meeting of Shareholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his or her best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

Annual Report

The Annual Report to the Shareholders for 2019 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

A copy of the 2019 Form 10-K report as filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Corporate Secretary, Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Class A or Class B Stock of the Corporation on March 4, 2020. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2019 Form 10-K is also available through the Securities and Exchange Commission’s website (www.sec.gov).

Proposals of Shareholders

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2021 Annual Meeting must be received by the Corporation by November 14, 2020. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail – return receipt requested. Shareholders who intend to present a proposal at the 2021 Annual Meeting without including such proposal in the Corporation’s proxy statement must provide the Corporation notice of such proposal no later than January 31, 2021. The Corporation reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the Board of Directors

MARC D. HAMBURG, Secretary

Omaha, Nebraska

March 13, 2020

P R O X Y

BERKSHIRE HATHAWAY INC.

Annual Meeting of Shareholders to be held on May 2, 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock (CLB) of the undersigned at the 2020 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the matters specified, and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting or any adjournment thereof.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY

IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2020.
The Board of Directors Recommends a Vote For All Nominees.	The following material is available at www.berkshirehathaway.com/eproxy.
Proxy Statement Annual Report

1. Election of Directors

Nominees: Warren E. Buffett, Charles T. Munger,

Gregory E. Abel, Howard G. Buffett, Stephen B.

Burke, Kenneth I. Chenault, Susan L. Decker,

David S. Gottesman, Charlotte Guyman, Ajit Jain,

Thomas S. Murphy, Ronald L. Olson,

Walter Scott, Jr. and Meryl B. Witmer

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title.

☐	Signature:	Date

For, except vote withheld from the above nominee(s).	Signature:	Date

The Board of Directors Recommends a Vote For Item 2.

2. Non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the 2020 Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends You Vote For a “3 Year” Frequency.

3. Non-binding resolution to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation.

☐ 1 YEAR	☐ 2 YEAR	☐ 3 YEAR	☐ ABSTAIN

The Board of Directors Recommends a Vote Against Item 4.

4. Shareholder proposal regarding diversity.

☐ FOR	☐ AGAINST	☐ ABSTAIN